Exhibit 99.1

Apple Reports Record Third Quarter Results

iPhone, Apple Watch, Mac & App Store Drive Revenue Growth of 33%

CUPERTINO, California—July 21, 2015—Apple® today announced financial results for its fiscal 2015 third quarter ended June 27, 2015. The Company posted quarterly revenue of $49.6 billion and quarterly net profit of $10.7 billion, or $1.85 per diluted share. These results compare to revenue of $37.4 billion and net profit of $7.7 billion, or $1.28 per diluted share, in the year-ago quarter. Gross margin was 39.7 percent compared to 39.4 percent in the year-ago quarter. International sales accounted for 64 percent of the quarter’s revenue.

The growth was fueled by record third quarter sales of iPhone® and Mac®, all-time record revenue from services and the successful launch of Apple Watch™.

“We had an amazing quarter, with iPhone revenue up 59 percent over last year, strong sales of Mac, all-time record revenue from services, driven by the App Store, and a great start for Apple Watch,” said Tim Cook, Apple’s CEO. “The excitement for Apple Music has been incredible, and we’re looking forward to releasing iOS 9, OS X El Capitan and watchOS 2 to customers in the fall.”

“In the third quarter our year-over-year growth rate accelerated from the first half of fiscal 2015, with revenue up 33 percent and earnings per share up 45 percent,” said Luca Maestri, Apple’s CFO. “We generated very strong operating cash flow of $15 billion, and we returned over $13 billion to shareholders through our capital return program.”

Apple is providing the following guidance for its fiscal 2015 fourth quarter:

•	revenue between $49 billion and $51 billion

•	gross margin between 38.5 percent and 39.5 percent

•	operating expenses between $5.85 billion and $5.95 billion

•	other income/(expense) of $400 million

•	tax rate of 26.3 percent

Apple’s board of directors has declared a cash dividend of $.52 per share of the Company’s common stock. The dividend is payable on August 13, 2015, to shareholders of record as of the close of business on August 10, 2015.

Apple will provide live streaming of its Q3 2015 financial results conference call beginning at 2:00 p.m. PDT on July 21, 2015 at www.apple.com/quicktime/qtv/earningsq315. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2014, its Form 10-Q for the fiscal quarter ended December 27, 2014, its Form 10-Q for the fiscal quarter ended March 28, 2015, and its Form 10-Q for the fiscal quarter ended June 27, 2015 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, the Mac and Apple Watch. Apple’s three software platforms — iOS, OS X and watchOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2015 Apple Inc. All rights reserved. Apple, the Apple logo, iPhone, Mac and Apple Watch are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net sales	$49,605	$37,432	$182,214	$140,672
Cost of sales (1)	29,924	22,697	109,136	86,144

Gross margin	19,681	14,735	73,078	54,528

Operating expenses:
Research and development (1)	2,034	1,603	5,847	4,355
Selling, general and administrative (1)	3,564	2,850	10,624	8,835

Total operating expenses	5,598	4,453	16,471	13,190

Operating income	14,083	10,282	56,607	41,338
Other income/(expense), net	390	202	846	673

Income before provision for income taxes	14,473	10,484	57,453	42,011

Provision for income taxes	3,796	2,736	15,183	10,968

Net income	$10,677	$7,748	$42,270	$31,043

Earnings per share:
Basic	$1.86	$1.29	$7.30	$5.06
Diluted	$1.85	$1.28	$7.25	$5.03

Shares used in computing earnings per share:
Basic	5,729,886	6,012,635	5,788,922	6,136,147
Diluted	5,773,099	6,051,711	5,829,920	6,172,857

Cash dividends declared per share	$0.52	$0.47	$1.46	$1.35

(1) Includes share-based compensation expense as follows:
Cost of sales	$148	$115	$430	$334
Research and development	$388	$313	$1,146	$902
Selling, general and administrative	$320	$296	$1,095	$865

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	June 27, 2015	September 27, 2014

ASSETS:

Current assets:
Cash and cash equivalents	$15,319	$13,844
Short-term marketable securities	19,384	11,233
Accounts receivable, less allowances of $83 and $86, respectively	10,370	17,460
Inventories	2,042	2,111
Deferred tax assets	5,010	4,318
Vendor non-trade receivables	9,537	9,759
Other current assets	9,291	9,806

Total current assets	70,953	68,531

Long-term marketable securities	168,145	130,162
Property, plant and equipment, net	21,149	20,624
Goodwill	5,044	4,616
Acquired intangible assets, net	3,779	4,142
Other assets	4,081	3,764

Total assets	$273,151	$231,839

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$26,474	$30,196
Accrued expenses	22,724	18,453
Deferred revenue	9,088	8,491
Commercial paper	4,499	6,308
Current portion of long-term debt	2,500	0

Total current liabilities	65,285	63,448

Deferred revenue, non-current	3,474	3,031
Long-term debt	47,419	28,987
Other non-current liabilities	31,296	24,826

Total liabilities	147,474	120,292

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,705,400 and 5,866,161 shares issued and outstanding, respectively	26,327	23,313
Retained earnings	98,252	87,152
Accumulated other comprehensive income	1,098	1,082

Total shareholders’ equity	125,677	111,547

Total liabilities and shareholders’ equity	$273,151	$231,839

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 27, 2015	June 28, 2014
Cash and cash equivalents, beginning of the period	$13,844	$14,259

Operating activities:
Net income	42,270	31,043
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	8,138	5,977
Share-based compensation expense	2,671	2,101
Deferred income tax expense	2,820	3,154
Changes in operating assets and liabilities:
Accounts receivable, net	7,090	2,314
Inventories	69	170
Vendor non-trade receivables	222	1,486
Other current and non-current assets	2,286	931
Accounts payable	(3,263)	(2,531)
Deferred revenue	1,040	1,394
Other current and non-current liabilities	4,448	424

Cash generated by operating activities	67,791	46,463

Investing activities:
Purchases of marketable securities	(137,524)	(160,662)
Proceeds from maturities of marketable securities	9,916	15,111
Proceeds from sales of marketable securities	80,635	126,827
Payments made in connection with business acquisitions, net	(230)	(898)
Payments for acquisition of property, plant and equipment	(7,629)	(5,745)
Payments for acquisition of intangible assets	(201)	(216)
Other	134	7

Cash used in investing activities	(54,899)	(25,576)

Financing activities:
Proceeds from issuance of common stock	324	435
Excess tax benefits from equity awards	684	562
Taxes paid related to net share settlement of equity awards	(1,332)	(839)
Dividends and dividend equivalents paid	(8,597)	(8,297)
Repurchase of common stock	(22,000)	(28,000)
Proceeds from issuance of long-term debt, net	21,312	11,960
Change in commercial paper, net	(1,808)	2,010

Cash used in financing activities	(11,417)	(22,169)

Increase/(decrease) in cash and cash equivalents	1,475	(1,282)

Cash and cash equivalents, end of the period	$15,319	$12,977

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$10,604	$8,013
Cash paid for interest	$427	$322